Schedule 14A Information

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

                          PAMIDA HOLDINGS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                      N/A
    (Name of Person (s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee Computed on table below per Exchange Act Rules 14a-6 (i) (l) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      ...................................................................
      (2) Aggregate number of securities to which transaction applies:
      ...................................................................
      (3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      ...................................................................
      (4) Proposed maximum aggregate value of transaction:
      ...................................................................
      (5) Total fee paid:
      ...................................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:
      ...................................................................
      (2) Form, Schedule or Registration Statement No.:
      ...................................................................
      (3) Filing Party:
      ...................................................................
      (4) Date Filed:
      ...................................................................

                           PAMIDA HOLDINGS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 21, 1998


     The Annual Meeting of Stockholders of Pamida Holdings Corporation, a Delaware corporation, will be held on Thursday, May 21, 1998, at 8:30 a.m. at the office of the Corporation, 8800 "F" Street, Omaha, Nebraska, for the following purposes:

     1.   To elect a Board of Directors.

     2.   To approve the Pamida Holdings Corporation 1998 Stock Incentive Plan.

     3. To transact such other business as properly may come before the meeting and any adjournments thereof.

     The stock transfer books of the Corporation will not be closed. The Board of Directors of the Corporation has fixed the close of business on March 23, 1998, as the record date for determining the stockholders of the Corporation entitled to notice of and to vote at the meeting.


Dated  March 25, 1998                   BY ORDER OF THE BOARD OF DIRECTORS,

                                        FRANK A. WASHBURN, Secretary


        PLEASE MARK, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT
      PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR USE. THE PROXY WILL NOT BE
            USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.


                           PAMIDA HOLDINGS CORPORATION
                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Pamida Holdings Corporation (the "Corporation") of proxies from holders of the Corporation's $.01 par value Common Stock ("Common Stock") for use at the 1998 annual meeting of stockholders of the Corporation to be held on May 21, 1998, at 8:30 a.m. at the office of the Corporation, 8800 "F" Street, Omaha, Nebraska, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Holders of record of Common Stock at the close of business on March 23, 1998, will be entitled to vote at the Annual Meeting.

     The mailing address of the principal executive offices of the Corporation is 8800 "F" Street, Omaha, Nebraska 68127. This Proxy Statement and the accompanying form of Proxy are first being sent to the holders of Common Stock on or about April 17, 1998.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     The Board of Directors of the Corporation has fixed the close of business on March 23, 1998, as the record date for determining the stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting.

     The accompanying Proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a duly executed Proxy bearing a later date, filed with the Secretary of the Corporation prior to the Annual Meeting. If a stockholder who has given a Proxy is present at the Annual Meeting and wishes to vote in person, such stockholder may withdraw the Proxy at that time.

     On March 23, 1998, the Corporation had issued and outstanding 5,645,306 shares of Common Stock, each such share entitling the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. An additional 325,133 shares of Common Stock in the aggregate are issuable to certain holders of previously outstanding notes and preferred stock of the Corporation who have not yet delivered such securities to the Corporation in exchange for the Common Stock certificates to which they have become entitled; such shares will not be entitled to vote at the Annual Meeting or thereafter until such certificates are issued. Stockholders entitled to vote in the election of directors at the Annual Meeting have cumulative voting rights in such election, and there are no conditions precedent to the exercise of such rights. The existence of cumulative voting rights means that a stockholder may cast a total number of votes in the election for directors which is equal to the number of directors to be elected multiplied by the number of such stockholder's shares; such votes may be cast entirely for one candidate or may be distributed equally or unequally among as many candidates as the stockholder may consider appropriate.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present at the Annual Meeting, under Delaware law and the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate"),
(i) the six nominees for election as directors who receive the greatest number of votes cast in the election of directors will be elected as directors and (ii) the 1998 Stock Incentive Plan of the Corporation will require for its approval the affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote.

     In the election of directors, any action other than a vote for a nominee will have the practical effect of a vote against such nominee, but only votes cast in favor of a nominee will directly affect the outcome of the election since the six nominees receiving the greatest number of votes will be elected. Abstentions and broker "non-votes" are not deemed to be "votes cast" for any purpose, but the shares involved will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial owner of the shares involved. Abstentions and broker "non-votes" on the proposed approval of the 1998 Stock Incentive Plan of the Corporation will have the practical effect of votes against such proposal.

     The Restated Certificate provides that all proxies, ballots, votes, and tabulations that identify the particular vote of holders of Common Stock shall be confidential and shall not be disclosed except (i) to independent election inspectors appointed by the Corporation who shall not be directors, officers, or employees of the Corporation, (ii) as required by law, or (iii) when expressly requested by the voting stockholder.

     The following table sets forth information as to the beneficial ownership of Common Stock of each person or group who, as of March 6, 1998, to the knowledge of the Corporation, beneficially owned more than 5% of the Common
Stock:

                                                 Number of
                  Name and                       Shares of
                 Address of                     Common Stock        Percent
                 Beneficial                     Beneficially          of
                   Owner                           Owned             Class
          ------------------------------        ------------        -------
          399 Venture Partners, Inc. (1)          907,387           15.20%
          399 Park Avenue
          New York, NY  10043

          Natasha Partnership (2)                 574,000            9.61%
          Nathalie P. Comfort
          63 South Beach Road
          Hobe Sound, FL  33475
-----------------------
(1) 399 Venture Partners, Inc. is an indirect wholly owned subsidiary of Citicorp. Information relating to the stockholdings of 399 Venture Partners, Inc. is based upon a Schedule 13G filed by Citicorp as of December 31, 1997. M. Saleem Muqaddam, a director of the Corporation, is a Vice President of 399 Venture Partners, Inc. 399 Venture Partners, Inc. also owns 3,050,473 shares of Nonvoting Common Stock of the Corporation, which represent 100% of the outstanding shares of such class. Such shares of Nonvoting Common Stock have no voting rights at the Annual Meeting.
(2) According to a Schedule 13D, amended through January 21, 1994, filed on behalf of Natasha Partnership ("Natasha"), Nathalie P. Comfort is the sole general partner of Natasha with sole voting and sole dispositive power over the shares of Common Stock owned by Natasha and therefore also may be deemed to be the beneficial owner of such shares.

     The following table sets forth information as to each class of equity securities of the Corporation beneficially owned as of March 6, 1998, by each director of the Corporation, by each nominee for election as a director of the Corporation, by the executive officers of the Corporation, and by all directors and executive officers of the Corporation as a group:

                                              Number of
                                              Shares of
                                            Common Stock            Percent
                 Beneficial                 Beneficially              of
                   Owner                      Owned(1)               Class
          --------------------------    -------------------------   -------
           L. David Callaway, III             16,500 (2)             0.28%
           Stuyvesant P. Comfort             204,067                 3.42%
           Steven S. Fishman                 163,522 (3)             2.69%
           George R. Mihalko                  14,375 (4)             0.24%
           M. Saleem Muqaddam                 20,000                 0.33%
           Peter J. Sodini                     1,000                 0.02%
           Frank A. Washburn                  28,233 (5)             0.47%
           All directors and
             executive officers as a
             group (7 persons)               447,697 (2)(3)(4)(5)    7.33%
-----------------------

(1) Each person named in the table above has sole voting power and sole investment power with respect to the shares set forth after his name, except for the shares referred to in notes (2) and (3) as being owned or held by the person's spouse.
(2) Mr. Callaway disclaims beneficial ownership of these shares, which are owned by his wife.
(3) Mr. Fishman disclaims beneficial ownership of 40,000 of these shares, which are held by his wife as custodian for their children. Mr. Fishman has the right to acquire beneficial ownership of 113,522 of these shares pursuant to currently exercisable options.
(4) Mr. Mihalko has the right to acquire beneficial ownership of 6,200 of these shares pursuant to currently exercisable options.
(5) Mr. Washburn has the right to acquire beneficial ownership of 15,133 of these shares pursuant to currently exercisable options.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will elect a board of six directors for a term extending until the 1999 annual meeting of stockholders of the Corporation and until their respective successors have been elected and qualify. Proxies in the accompanying form which are received by the Board of Directors in response to this solicitation will, unless contrary instructions are given therein, be voted by the persons named therein as proxies in favor of the six nominees for directors listed below. The persons named as proxies reserve the right, however, to vote such proxies cumulatively and for the election of fewer than all of the nominees for directors but do not intend to do so unless nominees other than those listed below are nominated at the Annual Meeting. The Board of Directors believes that all of the six nominees listed below will be available to serve and will serve as directors if elected; however, if any of such nominees is not so available at the time of the election, the proxies may be voted in the discretion of the persons named therein for the election of a substitute nominee. The six nominees receiving the greatest number of votes at the Annual Meeting will be elected as directors.

     Set forth below is certain information as of March 6, 1998, with respect to the nominees for election as directors of the Corporation. The information relating to their respective business experience was furnished to the Corporation by such persons. All of the nominees presently are serving as directors of the Corporation, and all of the nominees have been nominated for reelection by the Board of Directors.



                                         Positions and
                                         Offices with                   Director
Nominee                       Age        the Corporation                 Since
-------------------------     ---        --------------------------     --------
L. David Callaway, III(2)     58         Director                         1994

Stuyvesant P. Comfort(1)      27         Director                         1994

Steven S. Fishman             47         Chairman of the Board,           1993
                                         President, Chief Executive
                                         Officer, and Director

M. Saleem Muqaddam(1)(2)      51         Director                         1993

Peter J. Sodini(1)(2)         57         Director                         1990

Frank A. Washburn             49         Executive Vice President,        1995
                                         Chief Operating Officer,
                                         and Director
-------------------------
(1)  Member of Compensation and Stock Option Committees.
(2)  Member of Audit Committee.

     Mr. Callaway is Chairman of the Board and Chief Executive Officer of Express Messenger Systems, Inc. Previously, Mr. Callaway spent approximately 30 years with Citicorp and various of its affiliates (most recently, from 1986 to 1993, as a Vice President of Citicorp Venture Capital, Ltd.) in a variety of corporate and investment banking assignments. An affiliate of 399 Venture Partners, Inc., a substantial stockholder of the Corporation, is a substantial stockholder of Express Messenger Systems, Inc.

     Mr. Comfort has been employed since March 1996 by Microsoft Corporation as a business development and investment analyst. He is a graduate of the University of Pennsylvania Wharton School and the New York University School of Law and was a private investor for several years prior to his current employment.

     Mr. Fishman has served as President and Chief Executive Officer of the Corporation and Pamida, Inc. ("Pamida") since April 1993 and as Chairman of the Board of the Corporation and Pamida since August 1993. From 1988 to March 1993, Mr. Fishman was employed by Caldor, Inc. as Senior Vice President and General Merchandise Manager-Homelines. Mr. Fishman is a director of Pamida.

     Mr. Muqaddam has served as a Vice President of Citicorp Venture Capital, Ltd. and its affiliated investment companies since 1989. Previously, Mr. Muqaddam spent 15 years with Citicorp and Citibank, N.A. in senior managerial positions in the international corporate banking area, primarily in Europe, and at the corporate headquarters in New York. Mr. Muqaddam is a director of Chromcraft Revington, Inc. and Plantronics Inc.

     Mr. Sodini has been employed since April 1996 as President and Chief Executive Officer of The Pantry, Inc., an operator of convenience stores; from February to April 1996 he was Chief Operating Officer of such company. From 1992 through 1995, Mr. Sodini served as Chief Executive Officer of Purity Supreme, Inc., an operator of grocery supermarkets. From 1990 to early 1993, he served as Chairman of the Board of Buttrey Food & Drug, Inc. Mr. Sodini has been associated with the investment firm of Freeman Spogli & Co. Incorporated as a consultant since 1988. Mr. Sodini is a director of Transamerica Income Shares and Buttrey Food & Drug, Inc.

     Mr. Washburn has served as Chief Operating Officer of the Corporation and Pamida since March 6, 1997, Executive Vice President of the Corporation since September 1995, and Executive Vice President of Pamida since February 1995, having previously served as Senior Vice President - Human Resources of Pamida since 1993 and as Vice President - Human Resources of Pamida since 1987. Mr. Washburn also serves as Secretary of the Corporation and Pamida. Mr. Washburn joined Pamida's predecessor in 1965. He is a director of Pamida.

     The Board of Directors met seven times during the fiscal year ended February 1, 1998.

     The Compensation Committee of the Board of Directors met one time during the fiscal year ended February 1, 1998. The Committee's functions are to provide oversight with respect to the compensation and benefit policies, plans, and programs of the Corporation for the executive officers of the Corporation and, to the extent not otherwise determined by contract or formal plan, to review and recommend to the Board of Directors salaries, bonuses, and other employee benefits and compensation for the executive officers of the Corporation. The members of the Compensation Committee also are the members of the Stock Option Committee of the Board of Directors; the latter Committee is responsible for the administration of the Corporation's 1992 Stock Option Plan, including the granting of stock options thereunder, and met once during the fiscal year ended February 1, 1998.

     The Audit Committee of the Board of Directors met two times during the fiscal year ended February 1, 1998. The Committee's functions are to recommend to the Board of Directors the firm to be appointed as the Corporation's independent accountants, to review and approve the scope of the Corporation's annual audit, to review the audit findings and recommendations of the
Corporation's  independent  accountants,   to  consult  with  the  Corporation's
independent accountants and internal auditors concerning the Corporation's financial controls, accounting procedures, and internal auditing function, and to consider and review such other matters relating to the financial and accounting affairs of the Corporation as the Committee may deem appropriate.

     The Board of Directors has no Nominating Committee.

     During the fiscal year ended February 1, 1998, Mr. Sodini attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he serves.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     ANNUAL EXECUTIVE COMPENSATION. The following table shows the annual compensation paid by the Corporation and Pamida for services rendered during the fiscal years ended February 1, 1998, February 2, 1997, and January 28, 1996, to the Chief Executive Officer of the Corporation during fiscal 1998 and to each of the persons who were executive officers of the Corporation at February 1, 1998:

                           SUMMARY COMPENSATION TABLE
                                                                             Long-Term
                                                                           Compensation
                                          Annual Compensation                 Awards
                        -----------------------------------------------    -------------
Name and                                                   Other           Stock Options
Principal               Fiscal                             Annual           (Number of       All Other
Position                 Year     Salary     Bonus     Compensation (1)       Shares)      Compensation (2)
-------------------     ------   --------   --------   ----------------    -------------   ----------------
Steven S. Fishman,        1998   $500,050   $234,242      $    --               6,200         $40,099
Chairman of the           1997   $506,973   $     --      $    --              25,800         $34,427
Board, President,         1996   $444,088   $     --      $    --               2,778         $24,310
and Chief Executive
Officer

Frank A. Washburn,        1998   $270,185   $128,833      $    --               3,000         $21,037
Executive Vice            1997   $223,127   $     --      $    --              13,000         $16,013
President (3)             1996   $194,281   $ 25,000      $    --              14,667         $12,877

George R. Mihalko,        1998   $207,396   $ 55,873      $    --               1,500         $18,665
Senior Vice               1997   $182,935   $ 15,000      $    --               6,500         $11,515
President and             1996   $ 58,385   $ 35,000      $29,836 (5)          10,000         $ 2,856
Chief Financial
Officer (4)
------------------------------

(1) Except as otherwise indicated in this column, perquisites and other benefits, securities, or property for any of the named persons did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus.
(2) All Other Compensation for fiscal 1998 consists of contributions by Pamida to its 401(k) plan and 1995 Deferred Compensation Plan ($4,000 and $36,099 for Mr. Fishman, $4,000 and $17,037 for Mr. Washburn, and $3,481 and $13,623 for Mr. Mihalko) and $1,561 of imputed interest on an interest-free loan of $50,000 made to Mr. Mihalko during fiscal 1998. Pamida's Deferred Compensation Plan provides for elective salary deferrals by participants (not less than 2% and not more than 10% of base salary); Pamida matches a participant's deferral quarterly up to 5% of base salary and credits a participant's deferral account quarterly with an interest equivalent at the rate of 7% per annum.
(3) Mr. Washburn became an executive officer of the Corporation in September 1995. Information concerning his prior employment by Pamida appears on a previous page of this Proxy Statement.
(4) Mr. Mihalko became an executive officer of the Corporation in September 1995. Prior to that time he was not employed by the Corporation or Pamida.
(5) $16,849 of this amount was a sign-on bonus in connection with Mr. Mihalko's initial employment by the Corporation, and $11,873 of this amount was reimbursement of various moving and relocation expenses.

     STOCK OPTIONS AND LONG-TERM INCENTIVE AWARDS. The following tables contain information concerning stock options granted to the executive officers of the Corporation during fiscal 1998, options held by such executive officers at the end of fiscal 1998, and long-term incentive awards made to such executive officers during fiscal 1998:

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                         Potential
                                                                    Realizable Value at
                                                                       Assumed Annual
                                                                    Rates of Stock Price
                                                                        Appreciation
                 Individual Grants (1)                              for Option Term  (2)
---------------------------------------------------------     ------------------------------
                                   % of Total
                                    Options
                      Options      Granted to
                     Granted (3)   Employees     Exercise
                     (Number of    in Fiscal      Price        Expiration
      Name             Shares)        Year        ($/Sh)          Date        5%        10%
-----------------    -----------   ----------   ----------     ----------   -------   -------
Steven S. Fishman      6,200         15.2%       $3.0625         3-6-07     $11,941   $30,261
Frank A. Washburn      3,000          7.4%       $3.0625         3-6-07     $ 5,778   $14,642
George R. Mihalko      1,500          3.7%       $3.0625         3-6-07     $ 2,889   $ 7,321
-----------------

(1) The options granted during fiscal 1998 were granted under the Corporation's 1992 Stock Option Plan (the "Plan") by the Stock Option Committee of the Board of Directors; the members of such committee also are the members of the Compensation Committee of the Board of Directors. Such options relate to shares of the Common Stock, were granted at prices equal to the average of the high and low prices of the Common Stock on the American Stock Exchange on the date of the grants, and are intended to be incentive stock options for federal income tax purposes to the extent permitted by the Internal Revenue Code of 1986.
(2) The calculations are made at the 5% and 10% rates prescribed by Securities and Exchange Commission regulation and are not intended to forecast possible future appreciation of the Common Stock. The calculations assume the indicated annual rates of appreciation of the exercise price for ten years on a compounded basis for all of the shares covered by the option, minus the aggregate exercise price.
(3) These options become exercisable in five equal annual installments beginning March 6, 1998, subject to the terms of the Plan and the applicable stock option agreement.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL-YEAR-END OPTION VALUES

                                                        Number of
                                                          Shares           Value of
                                                        Underlying       Unexercised
                                                        Unexercised      In-the-Money
                                                        Options at        Options at
                                                        2-1-98 (1)        2-1-98 (2)
                        Number of                      -------------     -------------
                      Shares Acquired      Value       Exercisable/      Exercisable/
      Name              on Exercise       Realized     Unexercisable     Unexercisable
-----------------     ---------------     --------     -------------     -------------
Steven S. Fishman              --            --           109,882            $79,675
                                                           56,840            $51,098
Frank A. Washburn              --            --            10,533            $ 8,926
                                                           21,800            $30,263
George R. Mihalko              --            --             5,300            $ 5,900
                                                           12,700            $19,256
-----------------

(1) All options relate to shares of the Common Stock and were granted under the Corporation's 1992 Stock Option Plan.
(2) Based upon the $4.75 market value of the underlying Common Stock on January 30, 1998, the last day of the fiscal year on which trading in the Common Stock occurred, minus the option exercise price for the shares covered by the option.

            LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR (1)

                                          Performance or Other Period
     Name             Number of Units     Until Maturation or Payout
-----------------     ---------------     ---------------------------
Steven S. Fishman        125,000               3-6-97 to 3-5-00
Frank A. Washburn         68,750               3-6-97 to 3-5-00
George R. Mihalko         42,000               3-6-97 to 3-5-00


(1) Under separate Long-Term Incentive Award Agreements between Pamida and each executive officer named in the table above, if such executive officer is a regular full-time employee of Pamida at the close of business on March 5, 2000, and at such time has been continuously employed by Pamida on a regular full-time basis since March 6, 1997, then Pamida will pay such executive officer in cash on or before April 15, 2000, an amount equal to the product of the number of units set forth after such executive officer's name in the table above multiplied by the positive difference, if any, resulting from the subtraction of (a) $3.0625 from (b) the lesser of (i) the Average Price or (ii) $9.0625. "Average Price" means the average of the closing prices of the Common Stock on the American Stock Exchange on the first 20 trading days subsequent to March 5, 2000, on which the Common Stock is traded on such Exchange. Each Long-Term Incentive Award Agreement also provides for a payment at the discretion of the Board of Directors if the executive officer's employment by Pamida terminates prior to March 5, 2000, by reason of his death or disability and for certain payments based on the Common Stock price appreciation to the date of the event in the case of a change of control of the Corporation or Pamida or a termination of the executive officer's employment without cause.

     EMPLOYMENT AND OTHER AGREEMENTS. Mr. Fishman was employed by Pamida as its President and Chief Executive Officer, effective April 19, 1993, pursuant to an employment agreement having a three-year term ending on April 18, 1996. On September 22, 1995, the Corporation and Pamida entered into a new employment agreement with Mr. Fishman which superseded the 1993 agreement except as otherwise described in this paragraph. The term of the 1995 agreement extends through April 18, 2001. Through April 18, 1996, Mr. Fishman was entitled to receive a base salary at an annual rate of $450,000 (the rate for such period provided for in the 1993 agreement); thereafter, Mr. Fishman is entitled to receive a base salary at an annual rate of not less than $500,000 for the remaining term of the 1995 agreement. Under the 1995 agreement, Mr. Fishman was entitled to and did receive an incentive bonus for fiscal 1998 based upon the financial performance of the Corporation and its subsidiaries on a consolidated basis and the comparable store sales performance of Pamida's stores. The 1995 agreement requires the Board of Directors and Mr. Fishman to agree periodically upon incentive bonus programs for Mr. Fishman for fiscal 1999 through 2001. Mr. Fishman's fiscal 1999 incentive bonus program provides for a potential incentive bonus based upon the financial performance of the Corporation and its subsidiaries on a consolidated basis and the comparable store sales performance of Pamida's stores. Mr. Fishman also is entitled to customary fringe benefits under the 1995 agreement. In the event of Mr. Fishman's death, his base salary would continue for 90 days, and his estate would be entitled to a pro rata portion of his incentive bonus (if any) for the fiscal year in which his death occurs. If Mr. Fishman's employment terminates for cause or by reason of his disability for a continuous period of six months, then he would be entitled to his base salary to the termination date, a pro rata portion of his incentive bonus (if any) for the fiscal year in which such termination occurs, and (only in the case of his disability) the continuation of certain fringe benefits until not later than his attainment of age 65. If Mr. Fishman's employment is terminated by the Corporation or Pamida without cause prior to a Significant Corporate Event (as defined in the 1995 agreement), then he would be entitled to the continuation of his base salary through April 18, 2001 (less amounts which Mr. Fishman might receive from other employment), a pro rata portion of his incentive bonus (if any) for the fiscal year in which such termination occurs, the continuation of certain fringe benefits until the earlier of April 18, 2001, or his receipt of such benefits from another employer, and the equivalent of certain deferred compensation and 401(k) plan benefits which Mr. Fishman would lose as a result of his termination without cause. If the termination without cause occurs after a Significant Corporate Event, then Mr. Fishman also would be entitled to receive an incentive bonus for each of the next two 12-month periods (but not beyond April 18, 2001) in an amount equal to the average amount of the incentive bonuses (if any) which he received for the three fiscal years prior to the fiscal year during which such termination occurs. Significant Corporate Events are the Corporation's ceasing to own all of the capital stock of Pamida, the merger of Pamida into a corporation of which the Corporation does not own a majority of the voting shares, the merger of the Corporation into another corporation a majority of whose voting shares are owned by persons other than the previous majority owners of the Corporation, the acquisition by a person or group (other than 399 Venture Partners, Inc. or its affiliates) of 30% or more of the voting shares of the Corporation, and a stockholder vote to dissolve Pamida or dispose of all of its property and assets. The 1995 agreement also provides that Mr. Fishman is entitled to at least 12 months advance notice if the Corporation and Pamida do not intend to continue his employment after April 18, 2001, with at least the same base salary as then in effect and with a substantially similar incentive bonus program and fringe benefits; in the absence of such notice prior to April 18, 2000, Mr. Fishman would be entitled to certain compensation through the end of a 12-month period beginning when such notice actually is given. In March 1998 Mr. Fishman's annual base salary was increased to $525,000.

     Mr. Washburn has an employment agreement with the Corporation and Pamida, providing for his employment as Executive Vice President and Chief Operating Officer, which became effective on March 6, 1997, and has a term of three years. The agreement provides for a base salary at an annual rate of not less than $275,000 and in other material respects is substantially identical to Mr. Fishman's 1995 agreement described above. In March 1998 Mr. Washburn's annual base salary was increased to $325,000.

     Mr. Mihalko has an employment agreement with the Corporation and Pamida, providing for his employment as Senior Vice President and Chief Financial Officer, which became effective on March 6, 1997, and has a term of three years. The agreement provides for a base salary at an annual rate of not less than $210,000. In most other material respects, Mr. Mihalko's agreement is substantially similar to Mr. Fishman's 1995 agreement described above; however, Mr. Mihalko's agreement does not include provisions for certain bonus payments or certain continued salary payments and benefits in the event of the termination of Mr. Mihalko's employment for various reasons prior to the expiration of the three-year term or without at least 12 months' advance notice. In March 1998 Mr. Mihalko's annual base salary was increased to $230,000.

REPORT OF COMPENSATION COMMITTEE.

     (a) CHIEF EXECUTIVE OFFICER. Mr. Fishman became Chief Executive Officer of the Corporation upon his employment by the Corporation in April 1993. At that time, the terms of Mr. Fishman's employment, including his compensation, were negotiated with him by a committee of outside directors of the Corporation appointed by the Board of Directors. The committee was aided in such negotiations by an executive search firm engaged by the Corporation at the committee's direction, and the committee considered among other things information provided by such firm with respect to the compensation of other executives holding comparable positions in the retail industry. In September 1995, the Compensation Committee of the Board of Directors negotiated a new employment agreement with Mr. Fishman and, in doing so, considered information gathered by the corporation's human resources department from published sources showing the compensation of other executives holding comparable positions in the retail industry and the various elements of such compensation. The Committee also considered the operating results and financial condition of the Corporation and its subsidiaries on a consolidated basis and various accomplishments of Mr. Fishman during his tenure as Chief Executive Officer.

     Mr. Fishman's salary for fiscal 1998 was established by the employment agreement between Mr. Fishman described above. Mr. Fishman's current employment agreement also provided by a 1997 amendment for a potential incentive bonus for Mr. Fishman for fiscal 1998 based upon the financial performance of the Corporation and its subsidiaries on a consolidated basis and the comparable store sales performance of Pamida's stores. The exact bonus amount was to be determined by a matrix involving both the Corporation's consolidated earnings before interest, taxes, depreciation, and amortization and the percentage growth in comparable store sales of Pamida's stores. Because the threshold financial performance requirement was satisfied for fiscal 1998, Mr. Fishman received a bonus based upon the terms of the amended employment agreement and such matrix.

     The Stock Option Committee of the Board of Directors (composed of the same persons who constitute the Compensation Committee) granted an option to Mr. Fishman during fiscal 1998 with the expectation that the low option price (market value of the Common Stock on the date of the grant) will provide an additional incentive to Mr. Fishman to improve the earnings and overall financial performance of the Corporation, which should lead to an increase in the market price of the Common Stock for the benefit of all stockholders.

     In March 1997 the Compensation Committee also recommended and the Board of Directors approved a new long-term incentive plan for Mr. Fishman and certain other senior executives of Pamida which, as is the case with the stock option grants, is intended to provide further incentive to Mr. Fishman and the other plan participants to improve the earnings and overall financial performance of the Corporation. The potential cash payout under the long-term incentive plan (which is described in the table on page 7) is based upon the increase in the market price of the Common Stock over the three-year period from March 1997 to March 2000.

     The Stock Option and Compensation Committees and the Board of Directors also sought, through the option grant and long-term incentive award, to provide further motivation for Mr. Fishman and the Corporation's other executive officers to find creative means of improving the Corporation's highly leveraged capital structure, with the primary goals of reducing such leverage and the Corporation's interest expense and increasing the market price of the Common Stock.

     (b) OTHER EXECUTIVE OFFICERS. The base salaries of Messrs. Washburn and Mihalko for fiscal 1998 (effective in March 1997) were established by their employment agreements described above and were determined for purposes of such agreements by reference to information gathered by the Corporation's human resources department from published sources showing compensation levels of executives holding comparable positions in the retail industry (and the various elements of such compensation), the scope of their respective responsibilities, and their accomplishment of particular assignments within their respective areas of responsibility. The bonus programs for Messrs. Washburn and Mihalko for fiscal 1998 were similar to Mr. Fishman's, and bonuses were paid to Mr. Washburn and Mr. Mihalko for such fiscal year because the applicable threshold financial performance test was met. Stock options were granted and long-term incentive compensation awards were made to Messrs. Washburn and Mihalko during fiscal 1998 for the reasons discussed in the preceding paragraphs relating to the option granted and long-term incentive compensation award made to Mr. Fishman.

     (c) GENERAL. While the Compensation and Stock Option Committees and the Board of Directors recognize that Mr. Fishman and the other executive officers of the Corporation have no direct control over the market price of the Common Stock, such Committees and the Board of Directors have sought to assure, by approving certain compensation arrangements which derive value either directly from an increase in the market price of the Common Stock or from financial and operating results which may reasonably be expected to have a positive effect on such market price, that the interests of the Corporation's senior management are closely aligned with the interests of the Corporation's stockholders.


                         M. Saleem Muqaddam (Chairman),
                   Stuyvesant P. Comfort, and Peter J. Sodini
                Compensation Committee of the Board of Directors

     PERFORMANCE GRAPH. The following performance graph compares the yearly percentage change in the cumulative total stockholder's return on the Common Stock with the yearly percentage change in the similar return of the S&P 500
Index and an index of a peer group of comparable general merchandise discount store operators, assuming the reinvestment of dividends. The peer group is composed of the following companies: Ames Department Stores, Inc., Duckwall-Alco Stores, Inc., Fred's Inc., Hills Stores Company, Kmart Corporation, and Shopko Stores, Inc. The Corporation paid no dividends on the Common Stock during the periods reflected in the graph.


       [Performance Graph comparing the five-year cumulative total returns of Pamida, S & P 500 and Peer Group.]


                 1993       1994       1995       1996       1997       1998
                -------    -------    -------    -------    -------    -------
Pamida          $100.00    $ 96.00    $220.00    $ 89.98    $ 72.00    $152.00
S & P 500       $100.00    $112.88    $113.48    $157.35    $198.80    $252.30
Peer Group      $100.00    $ 87.62    $ 65.53    $ 32.77    $ 58.73    $ 64.30

     COMPENSATION OF DIRECTORS. Directors who are not employees of the Corporation receive a monthly fee of $1,000 for serving on the Board of Directors, $500 for each Board meeting which they attend, and $500 for each meeting of a Board committee which they attend on a day other than the day of a Board meeting. Directors who also are employees of the Corporation or Pamida do not receive any additional compensation for serving as a director. All directors are reimbursed for their out-of-pocket travel and related expenses incurred in attending meetings of the Board of Directors and its committees.

                  PROPOSAL TO APPROVE 1998 STOCK INCENTIVE PLAN

PROPOSED PLAN AND PURPOSES

     At the Annual Meeting, the stockholders will be asked to approve the Corporation's 1998 Stock Incentive Plan (the "1998 Plan"), as adopted by the Board on March 5, 1998. The 1998 Plan authorizes 500,000 shares of Common Stock for option grants or other awards to eligible officers and other key employees of the Corporation. No grants or other awards have been made under the 1998 Plan, and it is not possible to state the terms or types of any options or other awards that may be granted to executive officers of the Corporation or other persons under the 1998 Plan at a future time or to identify the persons to whom such future grants may be made.

     The 1998 Plan is intended to foster and promote the long-term financial success of the Corporation and its subsidiaries and thereby increase stockholder value by providing incentives to those officers and other key employees who are likely to be responsible for achieving such success. The Corporation anticipates that the 1998 Plan will assist Pamida in recruiting and retaining key employees in the highly competitive retail industry. The Corporation also believes that participation in the 1998 Plan by officers and other key employees will strengthen their commitment to the Corporation and more closely align the interests of such persons with the interests of the Corporation's stockholders.

REQUIRED VOTE

     Approval of the 1998 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 PLAN.

DESCRIPTION OF THE 1998 PLAN

     The following summary of the 1998 Plan does not purport to be complete and is subject to and qualified in its entirety by the full terms of the 1998 Plan, which appears as Exhibit 1 to this Proxy Statement.

     The 1998 Plan authorizes the grant of (i) incentive stock options under the Internal Revenue Code of 1986 (the "Code"), (ii) non-qualified stock options,
(iii) stock appreciation rights, (iv) performance unit awards, (v) restricted stock awards, and (vi) stock bonus awards to officers and other key employees of the Corporation or any subsidiary of the Corporation who are responsible for or contribute to, or are likely to be responsible for or contribute to, the management, growth, and success of the Corporation or such subsidiary. The Corporation and its subsidiaries currently have approximately 200 employees who potentially are eligible to receive such a grant, but the Corporation expects that most of such employees will not receive a grant under the 1998 Plan.

     The aggregate number of shares of Common Stock available for issuance pursuant to the 1998 Plan is 500,000, which may be authorized and unissued shares or treasury shares. The aggregate number of shares of Common Stock subject to or issuable in payment of a grant or award to any one person in any calendar year may not exceed 150,000. If there is a stock dividend, stock split, or other relevant change in the outstanding shares of Common Stock, then the Stock Option Committee (the "Committee") of the Board will make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) reserved for issuance under the 1998 Plan, (ii) for which grants or awards may be made to an individual grantee, and (iii) covered by outstanding awards or grants, (b) the exercise or other applicable price relating to outstanding awards or grants, and (c) the appropriate fair market value and other price determinations relevant to outstanding awards or grants. Any shares subject to an option or right which expires or terminates unexercised as to such shares will again be available for the grant of awards or options under the 1998 Plan. If any shares of Common Stock which have been pledged as collateral for indebtedness incurred by an optionee in connection with an option exercise are returned to the Corporation in satisfaction of such indebtedness, then such shares will again be available for the grant of awards or options under the 1998 Plan.

     No award or grant under the 1998 Plan may be assigned or transferred by the recipient except by will, the laws of descent and distribution, or, in the case of awards or grants other than incentive stock options, pursuant to a qualified domestic relations order or by such other means as the Committee may approve.

ADMINISTRATION OF PLAN

     The 1998 Plan is administered by the Committee, which is composed of three directors of the Corporation who are not employees of the Corporation or any of its subsidiaries. The Committee has authority to interpret the 1998 Plan, to select the officers and other key employees to whom awards or options will be granted, to determine whether and to what extent awards and options will be granted under the 1998 Plan, to determine the types of awards and options to be granted and the amount, size, terms, and conditions of each award or grant, and to make other relevant determinations and administrative decisions. In general, all decisions and determinations made by the Committee pursuant to the 1998 Plan are final and binding on all persons.

     The Committee may delegate to any officer or officers of the Corporation any of the Committee's duties, powers, and authorities under the 1998 Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select for awards or options under the 1998 Plan, and make grants of awards or options under the 1998 Plan to, officers and other key employees of the Corporation or any subsidiary of the Corporation who are subject to Section 16 of the Securities Exchange Act of 1934 at the time of such selection or the making of such a grant.

TYPES OF AWARDS AND GRANTS

     STOCK OPTIONS. The Committee may grant incentive stock options under the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto (the "Code") and non-qualified stock options. The option price per share may not be less than the fair market value (as defined in the Plan) of the Common Stock on the date of the grant. The Committee will fix the term of each option at the time of its grant, but such term may not be more than ten years after the date of the grant. The Committee may determine when an option becomes exercisable and may accelerate previously established exercise rights. The Committee may permit payment of the option exercise price in cash or in shares of Common Stock valued at their fair market value on the exercise date. The
Committee also may permit the exercise price to be paid by the optionee's delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of the applicable sale or loan proceeds required to pay the exercise price.

     If an optionee's employment terminates for any reason other than death or disability, then the optionee generally may exercise an option to the extent it was exercisable at the time of the termination for a period of one month after the termination (but not after the expiration date of the option). However, the Committee has the power to terminate an optionee's rights under an outstanding option if the Committee determines that the optionee's employment was terminated for cause. If an optionee's employment terminates by reason of disability, then the optionee's options generally will be exercisable for six months after the termination to the extent that the exercise was permitted prior to the termination (but not after the expiration date of the option). If an optionee dies while in the employ of the Corporation or a subsidiary, then the optionee's options generally will be exercisable by the optionee's personal representative or other successor for 12 months after the date of death to the extent that the exercise was permitted prior to the optionee's death (but not after the expiration date of the option).

     STOCK APPRECIATION RIGHTS. The Committee may grant stock appreciation rights ("SAR's") which entitle the grantee to receive, upon the exercise of an SAR, an award equal to all or a portion of the excess of (i) the fair market value of a specified number of shares of Common Stock at the time of the exercise over (ii) a specified price not less than the fair market value of the Common Stock at the time the SAR was granted. An SAR may be granted independently or in connection with a stock option grant. Upon the exercise of an SAR, the applicable award may be paid in cash or in shares of Common Stock (or a combination thereof) as the Committee may determine. The Committee will fix the term of an SAR at the time of its grant, but such term may not be more than ten years after the date of the grant. The Committee may determine when an SAR becomes exercisable and may accelerate previously established exercise rights.

     The provisions of the 1998 Plan relating to exercisability of SAR's upon the termination of a grantee's employment are similar to those discussed above in connection with stock options.

     PERFORMANCE UNIT AWARDS. The Committee may grant performance unit awards which entitle the grantees to receive future payments based upon and subject to the achievement of preestablished long-term performance targets. In connection with such awards, the Committee is required to establish (i) performance periods of not less than two nor more than five years, (ii) the value of each performance unit, and (iii) maximum and minimum performance targets to be achieved during the performance period. The Committee may adjust previously established performance targets or other terms and conditions of a performance unit award to reflect major unforeseen events, but such adjustments may not increase the payment due upon attainment of the previously established performance targets. Performance unit awards, to the extent earned, may be paid in cash or shares of Common Stock (or a combination thereof) as the Committee may determine.

     If the employment of a grantee of a performance unit award terminates prior to the end of an applicable performance period other than by reason of disability or death, then the award generally terminates. However, the 1998 Plan permits the Committee to make partial payments of performance unit awards if the Committee determines such action to be equitable. If the employment of a grantee of a performance unit award terminates as a result of the grantee's disability or death prior to the end of an applicable performance period, then the Committee may authorize the payment of all or a portion of the performance unit award (to the extent earned in the case of disability) to the grantee or the grantee's legal representative.

     RESTRICTED STOCK AWARDS. The Committee may grant restricted stock awards consisting of shares of Common Stock restricted against transfer, subject to a substantial risk of forfeiture and to other terms and conditions established by the Committee. The Committee must determine the restriction period applicable to a restricted stock award and the amount, form, and time of payment (if any) required from the grantee of a restricted stock award in consideration of the issuance of the shares covered by such award. The Committee in its discretion may provide for the lapse in installments of the restrictions applicable to restricted stock awards and may waive the restrictions in whole or in part.

     If the employment of a grantee of a restricted stock award terminates for any reason while some or all of the shares covered by such award are still restricted, the grantee's rights with respect to the restricted shares generally terminate. However, the Committee has the discretion to provide for complete or partial exemptions to such employment requirement.

     STOCK BONUS AWARDS. The Committee may grant a stock bonus award based upon the performance of the Corporation, a subsidiary, or a segment thereof in terms of preestablished objective financial criteria or performance goals or, in appropriate cases, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine. The Committee may adjust preestablished financial criteria or performance goals to take into account unforeseen events or changes in circumstances, but such adjustments may not increase the amount of a stock bonus award. The Committee, in its discretion, may impose additional restrictions upon the shares of Common Stock which are the subject of a stock bonus award.

MISCELLANEOUS PROVISIONS

     Unless the 1998 Plan is sooner terminated by the Board, the 1998 Plan will terminate on December 31, 2007. Awards or options outstanding at the time of the termination of the 1998 Plan will remain in effect in accordance with their terms. The Board may amend the 1998 Plan at any time; however, stockholder approval must be obtained for any amendment for which such approval is required by Rule 16b-3 under the Securities Exchange Act of 1934 or Sections 162(m) or 422 of the Code. The Corporation's obligation to deliver shares of Common Stock or make cash payments under the 1998 Plan is subject to applicable tax withholding requirements; in the discretion of the Committee, required tax withholding amounts may be paid by the grantee in cash or shares of Common Stock having a fair market value equal to the required tax withholding amount.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following brief description of certain federal income tax consequences is based upon present federal income tax laws and regulations and does not purport to be a complete description of the federal income tax consequences of the 1998 Plan.

     INCENTIVE STOCK OPTIONS. The grant of an incentive stock option under the 1998 Plan will not result in taxable income to the grantee or a tax deduction for the Corporation. If the grantee holds the shares purchased upon the exercise of an incentive stock option for at least one year after the purchase of the shares and until at least two years after the option was granted, then the grantee's sale of the shares will result in a long-term or mid-term gain or loss (depending upon the grantee's holding period), and the Corporation will not be entitled to any tax deduction. If the grantee sells or otherwise transfers the shares before such holding periods have elapsed, then the grantee generally will recognize ordinary income and the Corporation would be entitled to a tax deduction in an amount equal to the lesser of (i) the fair market value of the shares on the exercise date minus the option price or (ii) the amount realized upon the disposition minus the option price. Any gain in excess of such ordinary income portion would be taxable as long-term, mid-term, or short-term capital gain depending upon the grantee's holding period for the shares. The excess of the fair market value of the shares received on the option exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

     NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option under the 1998 Plan will not result in taxable income to the grantee or a tax deduction for the Corporation. Upon the exercise of a non-qualified stock option, the grantee will be taxed at ordinary income rates on the excess of the fair market value of the shares received over the option exercise price, and the Corporation generally will be entitled to a tax deduction in the same amount. The exercise price of the non-qualified stock option plus the amount included in the grantee's income as a result of the option exercise will be treated as the grantee's basis in the shares received, and any gain or loss on the subsequent sale of the shares will be treated as long-term, mid-term, or short-term capital gain or loss depending upon the grantee's holding period for the shares. The grantee's sale of shares acquired upon the exercise of a non-qualified stock option will have no tax consequences to the Corporation.

     STOCK APPRECIATION RIGHTS AND PERFORMANCE UNIT AWARDS. The grant of an SAR or a performance unit award under the 1998 Plan will not result in taxable income to the grantee or a tax deduction for the Corporation. Upon the exercise of an SAR or the receipt of cash or shares of Common Stock upon the payment of a performance unit award, the grantee will recognize ordinary income and the Corporation generally will be entitled to a tax deduction in an amount equal to the fair market value of the shares plus any cash received.

     RESTRICTED STOCK AWARDS. The grant of a restricted stock award should not result in taxable income for the grantee or a tax deduction for the Corporation if the shares of Common Stock transferred to the grantee are subject to restrictions which create a substantial risk of forfeiture of the shares by the grantee if certain conditions prescribed at the time of the grant are not subsequently satisfied. However, the grantee may elect within 30 days after the acquisition of the shares to recognize ordinary income on the date of the acquisition in an amount equal to the excess (if any) of the fair market of the shares on the date of the grant, determined without regard to the restrictions imposed on such shares (other than restrictions which by their terms will never lapse), over the amount (if any) paid for the shares. If the grantee does not make the election referred to in the preceding sentence, then, when the restrictions imposed upon the shares lapse or otherwise terminate, the grantee of the shares will recognize ordinary income in an amount equal to the excess (if any) of the fair market value of the shares on the date of such lapse or other termination over the amount (if any) paid for the shares. If and when the grantee of a restricted stock award recognizes ordinary income with respect to the shares covered by such award, the Corporation generally will be entitled to a tax deduction in the same amount. The amount paid by the grantee for restricted shares plus any amount recognized by the grantee as ordinary income under the rules described above will be treated as the grantee's basis in the shares; when the grantee sells the shares covered by a restricted share award following the lapse or other termination of the restrictions, any gain or loss on such sale will be treated as long-term, mid-term, or short-term capital gain or loss depending upon the grantee's holding period. Any dividends paid to the grantee of restricted shares while the shares are still subject to the restrictions would be treated as compensation for federal income tax purposes.

     STOCK BONUS AWARDS. When a stock bonus award is paid to a grantee by the delivery of shares of Common Stock, the grantee will recognize ordinary income and the Corporation generally will be entitled to a tax deduction in an amount equal to the fair market value of such shares at the time of such delivery. If, however, such shares are subject to any restrictions which create a substantial risk of forfeiture, then the tax rules described above with respect to restricted stock awards would be applicable.

MARKET PRICE

     The closing price of the Common Stock on the American Stock Exchange on March 23, 1998, was $5.25 per share.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP served as the Corporation's independent public accountants for the fiscal year ended February 1, 1998, and has been selected by the Board of Directors to serve in such capacity for the current fiscal year.

     The Corporation expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

     On October 16, 1996, upon the recommendation of its Audit Committee, the Board of Directors rescinded its previous selection of Coopers & Lybrand L.L.P. as the Corporation's principal independent accountant to audit the Corporation's financial statements for the fiscal year ending February 2, 1997, and selected Deloitte & Touche LLP to serve in such capacity and for such purpose. For the fiscal year ended January 28, 1996, Coopers & Lybrand L.L.P. had audited the Corporation's financial statements. The report of Coopers & Lybrand L.L.P. on the Corporation's financial statements for the fiscal year ended January 28, 1996, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report of Coopers & Lybrand L.L.P. for the fiscal year ended January 28, 1996, noted that for such year the Corporation adopted Statement of Financial Accounting Standards No. 121. During the fiscal year ended January 28, 1996, and thereafter through October 16, 1996, there were no disagreements between the Corporation and Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and no reportable event, as described in the applicable regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. As to other business, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1999 annual meeting of stockholders of the Corporation must be received by the Corporation not later than November 25, 1998, for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers (as defined in the applicable regulations) and directors, and persons who own more than 10% of a class of the Corporation's equity securities registered under such Act, to file certain reports of ownership and changes of ownership of the Corporation's equity securities with the SEC and the American Stock Exchange. Officers, directors, and more than 10% stockholders are required by SEC regulation to furnish to the Corporation copies of all Section 16(a) forms which they file.

     Based solely on its review of the copies of such forms submitted to it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Corporation believes that all filing requirements applicable to its officers and directors were complied with for the fiscal year ended February 1, 1998. The Corporation received a Form 5 from 399 Venture Partners, Inc. which reflected a late reporting of the acquisition on a single occasion of shares of Nonvoting Common Stock of the Corporation in payment of promissory notes of the Corporation previously held by 399 Venture Partners, Inc. The Corporation did not receive a Form 5 from Natasha Partnership (or Nathalie P. Comfort, its general partner), which was a more than 10% stockholder of the Corporation until November 18, 1997, but became a less than 10% stockholder by reason of the Corporation's issuance of additional shares of Common Stock on that date.

                             ADDITIONAL INFORMATION

     The annual report of the Corporation for the fiscal year ended February 1, 1998, including financial statements, is being mailed to stockholders of the Corporation with this Proxy Statement. Such report is not to be regarded as proxy soliciting material or as a part of this Proxy Statement.

     The cost of soliciting proxies in the accompanying form will be borne by the Corporation. Officers and directors of the Corporation, without compensation other than their regular compensation, also may solicit proxies either by mail, personal conversation, telephone, or other means of communication. Upon request, the Corporation will reimburse brokerage firms, nominees, and others for their reasonable expenses of forwarding solicitation material to the beneficial owners of Common Stock.

Dated March 25, 1998                    BY ORDER OF THE BOARD OF DIRECTORS,

                                        FRANK A. WASHBURN, Secretary